UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 2, 2012

MEDL MOBILE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-166343	80-0194367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18475 Bandilier Circle Fountain Valley, California		92708
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 684-3490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

As a result of a comment letter from the Staff of the Securities and Exchange Commission, on July 2, 2012, the Board of Directors of MEDL Mobile Holdings, Inc. (the “Company”), following consultation with the Company's management and its independent accounting firm, KBL, LLP, concluded that the Company's warrants to purchase 1,000,000 shares of its common stock issued in a private placement transaction in March 28, 2012 received improper accounting treatment. Specifically, due to certain anti-dilution features in these warrants, they should have been reflected as liabilities on the balance sheets (as opposed to a warrant expense) in the Company's previously filed Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Quarterly Report”). As a result of the improper accounting treatment, the financial statements in the Quarterly Report should no longer be relied upon.  The change in treatment of the warrants will result in a change to the equity, liability and statement of operations, which will impact previously reported net loss and loss per share on the statement of operations.

None of the accounting changes discussed above had any impact on the Company’s cash position, its cash flows or its future cash requirements.

As a result of the above, as soon as practicable, the Company will file with the Securities and Exchange Commission an amendment to its Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDL MOBILE HOLDINGS, INC.

Date: July 2, 2012	By:	/s/ Andrew Maltin
Name: Andrew Maltin Title: Chief Executive Officer